  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the VUL Accumulator Statement of Additional Information and to the use of our report, dated March 18, 2005 with respect to the financial statements of John Hancock Life Insurance Company of New York (formerly, Manufacturers Life Insurance Company of New York) Separate Account B included in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-6, No. 333-85296) of John Hancock Life Insurance Company of New York (formerly, Manufacturers Life Insurance Company of New York) Separate Account B.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2005

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the VUL Accumulator Statement of Additional Information and to the use of our report, dated February 11, 2005 with respect to the consolidated financial statements of John Hancock Life Insurance Company of New York (formerly, Manufacturers Life Insurance Company of New York) included in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-6, No. 333-85296) of John Hancock Life Insurance Company of New York (formerly, Manufacturers Life Insurance Company of New York) Separate Account B.

                                                               ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2005